As filed with the Securities and Exchange Commission on March 31, 2000
                                                      Registration No. 333-96511

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              WELLS FARGO & COMPANY
             (Exact name of registrant as specified in its charter)

                Delaware                               41-0449260
      (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)               Identification No.)

         420 Montgomery Street
       San Francisco, California                          94163
              415-477-1000
(Address of Principal Executive Offices)               (Zip code)

    RAGEN MACKENZIE GROUP INCORPORATED 1998 STOCK INCENTIVE COMPENSATION PLAN RAGEN MACKENZIE GROUP INCORPORATED 1996 STOCK INCENTIVE COMPENSATION PLAN
          RAGEN MACKENZIE GROUP INCORPORATED DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)

                                STANLEY S. STROUP
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                              WELLS FARGO & COMPANY
                              420 MONTGOMERY STREET
                         SAN FRANCISCO, CALIFORNIA 94163
                     (Name and address of agent for service)

                                  415-396-6019
          (Telephone number, including area code, of agent for service)

                                    copy to:

                                ROBERT J. KAUKOL
                              WELLS FARGO & COMPANY
                           1050 17TH STREET, SUITE 120
                             DENVER, COLORADO 80265
                                  303-899-5802

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                             Amending the Prospectus

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-96511 which was previously filed on Form S-4 (the "Original Registration Statement") in connection with the merger (the "Merger") of Ragen MacKenzie Group Incorporated, a Washington corporation ("Ragen MacKenzie") with and into Romero Acquisition Corp. ("Romero"), a Washington corporation and a wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation ("Wells Fargo" or the "Registrant"). The Original Registration Statement as amended by this Post-Effective Amendment No. 1 is referred to herein as the "Registration Statement." In connection with the filing of the Original Registration Statement, 7,779,508 shares of Wells Fargo common stock, par value $1-2/3 per share (the "Wells Fargo Common Stock"), along with related Preferred Share Purchase Rights (the "Rights"), were registered with the Securities and Exchange Commission (the "Commission") and the applicable filing fee was paid. The terms of the Rights are as set forth in a rights agreement, dated as of October 21, 1998, between Wells Fargo and ChaseMellon Shareholder Services, L.L.C., as rights agent. The number of shares so registered pursuant to the Original Registration Statement were those shares which are expected to be distributed to the holders of Ragen MacKenzie common stock, par value $0.01 per share (the "Ragen MacKenzie Common Stock"), in connection with the Merger, including shares which are necessary to be distributed, or reserved for issuance, to Ragen MacKenzie employees and directors in connection with certain employee benefit plans of Ragen MacKenzie in effect at the time of the Merger as listed on the cover of this Post-Effective Amendment No. 1 (the "Ragen MacKenzie Plans"). Pursuant to the terms of the Merger, all outstanding Ragen MacKenzie stock options exercisable for Ragen MacKenzie Common Stock under the Ragen MacKenzie Plans are to be converted into stock options exercisable for Wells Fargo Common Stock after the effective time of the Merger based on a formula which will be described in the offering material sent to holders of the Ragen MacKenzie stock options pursuant to the Ragen MacKenzie Plans. In addition, modifications will be made in the Ragen MacKenzie Plans to provide for the issuance of Wells Fargo Common Stock in lieu of Ragen MacKenzie Common Stock, as provided in the relevant plan, after the effective time of the Merger.

   PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents heretofore filed by Wells Fargo (File No. 1-2979) with the Commission are incorporated by reference in the Registration Statement:

          (a) Wells Fargo's Annual Report on Form 10-K for the year ended December 31, 1999, including information specifically incorporated by reference into the Form 10-K from Wells Fargo's 1999 Annual Report to Stockholders and Wells Fargo's definitive Notice and Proxy Statement for Wells Fargo's 2000 Annual Meeting of Stockholders;

          (b) Wells Fargo's Current Reports on Form 8-K dated January 18, 2000, and January 26, 2000;

          (c) the description of Wells Fargo Common Stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed with the Commission for the purpose of updating such description; and

          (d) the description of Wells Fargo's Rights included in its Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed with the Commission for the purpose of updating such description.

     All documents filed by Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.     Description of Securities

     This item is inapplicable as the securities to be offered are registered under Section 12 of the Exchange Act.

Item 5.     Interests of Named Experts and Counsel

     This item is inapplicable.

Item 6.     Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with action, suit or proceeding. Article Fourteenth of the Restated Certificate of Incorporation of the Registrant provides for broad indemnification of directors and officers.

     The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling Wells Fargo pursuant to the foregoing provisions, Wells Fargo has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.     Exemption from Registration Claimed

     This item is inapplicable.

Item 8.     Exhibits

     This Registration Statement includes the following Exhibits:

Exhibit
Number      Description of Exhibits

2.1 Agreement and Plan of Merger, dated as of September 28, 1999, by and among Ragen MacKenzie, Wells Fargo, and Romero (incorporated by reference to Appendix A of Wells Fargo's Registration Statement on Form S-4 (Registration No. 333-96511), previously filed on February 9, 2000)

5.1 Opinion of Stanley S. Stroup, Esq. as to legality of securities being issued*

23.1        Consent of KPMG LLP

23.2        Consent of Stanley S. Stroup, Esq. (included in
            Exhibit 5.1 hereof)

24.1        Powers of Attorney*

99.1 Ragen MacKenzie Group Incorporated 1998 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1/A, File No. 333-50735, filed by Ragen MacKenzie with the Commission on June 1, 1998).

99.2 Ragen MacKenzie Group Incorporated Deferred Compensation Plan (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended September 25, 1998, filed by Ragen MacKenzie with the Commission on December 18, 1998).

99.3 Ragen MacKenzie Group Incorporated 1996 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1, File No. 333-50735, filed by Ragen MacKenzie with the Commission on April 22, 1998).

-------------------------------
* Previously filed.


Item 9.     Undertakings

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to Registrant's indemnification provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN FRANCISCO, STATE OF CALIFORNIA, ON MARCH 31, 2000.

                                      WELLS FARGO & COMPANY


                                      By:    /s/ Richard M. Kovacevich
                                          -------------------------------------
                                                 Richard M. Kovacevich
                                         President and Chief Executive Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED MARCH 31, 2000, BY THE FOLLOWING PERSONS IN THE CAPACITIES
INDICATED:


/s/ Richard M. Kovacevich
-------------------------------           President and Chief Executive Officer
   Richard M. Kovacevich                  (Principal Executive Officer)


/s/ Ross J. Kari
-------------------------------           Executive Vice President and Chief
   Ross J. Kari                            Financial Officer
                                          (Principal Financial Officer)


/s/ Les L. Quock
-------------------------------           Senior Vice Presidentand Controller
   Les L. Quock                           (Principal Accounting Officer)

LES BILLER                   RICHARD D. McCORMICK
J.A. BLANCHARD III           CYNTHIA H. MILLIGAN
MICHAEL R. BOWLIN            PHILIP J. QUIGLEY
EDWARD M. CARSON             DONALD B. RICE
DAVID A. CHRISTENSEN         IAN M. ROLLAND
WILLIAM S. DAVILA            JUDITH M. RUNSTAD             A majority of the
SUSAN E. ENGEL               SUSAN G. SWENSON              Board of Directors*
PAUL HAZEN                   DANIEL M. TELLEP
WILLIAM A. HODDER            CHANG-LIN TIEN
REATHA CLARK KING            MICHAEL W. WRIGHT
RICHARD M. KOVACEVICH        JOHN A. YOUNG

*Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.


                                             /s/ Richard M. Kovacevich
                                          -------------------------------------
                                                 Richard M. Kovacevich
                                                 Attorney-in-Fact

                                Index to Exhibits

Exhibit
Number      Description of Exhibits

2.1 Agreement and Plan of Merger, dated as of September 28, 1999, by and among Ragen MacKenzie, Wells Fargo, and Romero (incorporated by reference to Appendix A of Wells Fargo's Registration Statement on Form S-4 (Registration No. 333-96511), previously filed on February 9, 2000)

5.1 Opinion of Stanley S. Stroup, Esq. as to legality of securities being issued*

23.1        Consent of KPMG LLP

23.2        Consent of Stanley S. Stroup, Esq. (included in Exhibit 5.1 hereof)

24.1        Powers of Attorney*

99.4 Ragen MacKenzie Group Incorporated 1998 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1/A, File No. 333-50735, filed by Ragen MacKenzie with the Commission on June 1, 1998).

99.5 Ragen MacKenzie Group Incorporated Deferred Compensation Plan (incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K for the fiscal year ended September 25, 1998, filed by Ragen MacKenzie with the Commission on December 18, 1998).

99.6 Ragen MacKenzie Group Incorporated 1996 Stock Incentive Compensation Plan (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1, File No. 333-50735, filed by Ragen MacKenzie with the Commission on April 22, 1998).

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* Previously filed.